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                                                                 EXHIBIT 3(B)(2)

                                     BYLAWS
                                       OF
                         R. J. REYNOLDS TOBACCO COMPANY
                        AS AMENDED THROUGH JUNE 24, 1996
                                   ARTICLE I.
                            MEETINGS OF STOCKHOLDERS

    SECTION 1.01 ANNUAL. The annual meeting of the stockholders shall be held on such date and at such place and time as the Board of Directors shall fix.

    SECTION 1.02 SPECIAL. Special meetings of the stockholders may be called by the President or by the Board of Directors and shall be held on such date and at such place and time as he or they may fix.

    SECTION 1.03 NOTICE. Written notice of the time, place and purpose or purposes of each meeting of stockholders shall be given not less than 10 days nor more than 60 days before each meeting, to each stockholder of record entitled to vote at the meeting.

    SECTION 1.04 QUORUM. Holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. If no quorum be present at any meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of shares requisite to constitute a quorum shall attend. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

    SECTION 1.05 VOTING. At all meetings of the stockholders, each stockholder entitled to vote may vote personally or by proxy. The instrument authorizing a proxy to act at any meeting shall be filed with the Secretary.

                                  ARTICLE II.
                               BOARD OF DIRECTORS

    SECTION 2.01 NUMBER AND TERM. The business of the Company shall be managed by and under the direction of a Board of Directors. The number of Directors shall be such number as may from time to time be fixed by the President, but in no event shall the number be less than three or more than ten Directors. Directors shall be elected to hold office until the annual meeting of the stockholders next following their election and until their successors are elected and shall qualify.

    SECTION 2.02 RESIGNATION. Any Director may resign at any time by giving written notice to the President or the Secretary. Unless otherwise stated in such notice of resignation, acceptance thereof by the Board shall not be necessary to make it effective. Any resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon receipt.

    SECTION 2.03 VACANCIES. Any vacancy or newly-created Directorship on the Board shall be filled by a majority vote of the Directors then in office, although less than a quorum, or by the sole remaining Director, and any Directors so chosen shall hold office until the next annual meeting of the stockholders and until his successor shall be elected and shall qualify.

    SECTION 2.04 ANNUAL MEETING. As soon as practicable after the annual meeting of the stockholders (or any action in lieu thereof), an annual meeting of the Board of Directors shall be held at such place as may be designated by the President for the purpose of election of officers and the transaction of such other business as may come before the meeting. Notice of such meeting need not be given.

    SECTION 2.05 REGULAR MEETING. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by the President. After there has been such
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determination and notice thereof has been given to each member of the Board of
Directors, regular meetings may be held without further notices being given.

    SECTION 2.06 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at such place as the President may specify on the call of the President on personal, telephoned or telegraphic notice by the Secretary or an Assistant Secretary of the date, time and place of such meeting.

    SECTION 2.07 QUORUM. One third of the Directors in office shall constitute a quorum for the transaction of business; but if no quorum be present the Director or Directors present may adjourn any meeting from time to time, until a quorum shall be present. All questions coming before the Directors shall be determined by a majority vote of the Directors present, except as the Statutes of New Jersey, the Certificate of Incorporation of these Bylaws otherwise provide.

    SECTION 2.08 ACTION OF DIRECTORS WITHOUT A MEETING. Subject to the provisions of the New Jersey Business Corporation Act, any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of such committee consent thereto in writing.

    SECTION 2.09 EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an Executive Committee of three or more members, which shall include the President. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all the authority of the Board of Directors, including the authority to declare dividends upon the stock of the Company, except that the Executive Committee shall not:

    (a) make, alter or repeal any Bylaw;

    (b) elect or appoint any Director, or remove any officer or Director;

    (c) submit to the stockholders any action that pursuant to the Statutes of New Jersey requires the stockholders' approval; or

    (d) amend or appeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board.

A majority of the members of the Executive Committee shall constitute a quorum. Minutes shall be kept of any and all proceedings of the Executive Committee, which shall be reported to the next succeeding meeting of the Board of Directors where they shall be recorded upon the records of the Board of Directors as the proceedings of the Executive Committee.

    SECTION 2.10 OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members one or more other committees, each to consist of at least three members and to be authorized, by the resolution appointing the members thereof, to have and exercise all the authority of the Board of Directors in respect of the matters specified in such resolution, except that such committee shall not be authorized to exercise any function which the Executive Committee may not exercise. A majority of such committee shall constitute a quorum. Actions taken at a meeting of any such committee shall be reported to the next succeeding meeting of the Board of Directors. The Board of Directors may appoint other committees, whose members may, but need not be, Directors, to perform administrative and ministerial functions, not requiring action by the Board of Directors, with respect to the business and affairs of the Company to recommend action to the Board of Directors. Any such other committees shall not be deemed committees of the Board of Directors and shall perform such duties as the Board of Directors, or any officer of the Company designed by the Board of Directors, may from time to time direct.

                                  ARTICLE III.
                                    OFFICERS

    SECTION 3.01 GENERALLY. The officers of the Company shall be elected by the Board of Directors and shall consist of a President, a Secretary, a Treasurer, a Chairman of the Executive Committee of the Board of Directors (if there be such a committee) and other such additional officers with such titles
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as the Board of Directors shall determine. Any number of offices may be held by the same person. The President and the Chairman of the Executive Committee of the Board of Directors shall each be a member of the Board of Directors.

    SECTION 3.02. TERM. The officers elected by the Board of Directors shall hold their offices respectively until the next annual meeting, and until their successors shall be elected and shall qualify. Any officer may be removed at any time by the Board of Directors.

    SECTION 3.03. VACANCIES. If any vacancy shall occur among the officers of the Company, such vacancy may be filled by the Board of Directors.

    SECTION 3.04. APPOINTED OFFICERS AND AGENTS. The Board of Directors may from time to time appoint such other officers and agents as they may deem advisable.

    SECTION 3.05 AUTHORITY AND DUTIES. Each of the officers of the Company shall have authority and shall perform such duties as may be specified by the Board of Directors from time to time, or as may be customarily incident to their respective offices. In the absence or incapacitation of the President, the Chairman of the Executive Committee of the Board of Directors shall have all the power and authority of the President, and in the absence or incapacitation of the President and the Chairman of the Executive Committee of the Board of Directors, the Executive Vice President who is a Director having the longest tenure as such officer shall have and exercise all powers of the President.

                                  ARTICLE IV.
                        SHARES OF STOCK AND CERTIFICATES

    SECTION 4.01 CERTIFICATES. Every stockholder shall be entitled to have a certificate or certificates signed by the President and by the Treasurer or one of the Assistant Treasurers, certifying the number of shares owned by him. The certificates of each class of stock shall be numbered consecutively.

    SECTION 4.02 TRANSFER OF OWNERSHIP. Transfers of stock shall be made on the books of the Company upon surrender of the certificate therefor, and a written assignment of the shares evidenced thereby.

                                   ARTICLE V.
                                INDEMNIFICATION

    SECTION 5.01 DEFINITIONS.  As used in this Article:

    (a) 'corporate agent' means any person who is or was a director, officer, employee or agent of the Company and any other person who is or was a director, officer, trustee, employee or agent of any other enterprise, servicing as such at the request of the Company or the legal representative of such director, officer, trustee, employee or agent;

    (b) 'other enterprise' means any domestic or foreign company, other than the Company, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

    (c) 'expenses' means reasonable costs, disbursements and counsel fees;

    (d) 'liabilities' means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties; and

    (e) 'proceeding' means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein, and any inquiry or investigation which could lead to such action, suit or proceeding.

    SECTION 5.02 PROCEEDINGS NOT BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the Company if:
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    (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company;
       and

    (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

The termination of any proceeding judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs (a) and (b) of this Section.

    SECTION 5.03 PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the Company to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of the liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

    SECTION 5.04 CORPORATE AGENT SUCCESSFUL IN PROCEEDING. The Company shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Section 5.02 and 5.03 of this Article or in defense of any claim, issue or matter therein.

    SECTION 5.05 PROCEDURE FOR INDEMNIFICATION.  Any indemnification under
Section 5.02 of this Article and, unless ordered by a court, under Section 5.03 of this Article, may be made by the Company only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in
Section 5.02 or Section 5.04. Such determination shall be made:

    (a) by the Board of Directors or a committee thereof acting by a majority vote of a quorum consisting of Directors who were not parties to or otherwise involved in the proceeding; or

    (b) if such a quorum is not obtainable, or even if obtainable and such quorum of the Board of Directors or committee by a majority vote of the disinterested Directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the Board of Directors; or

    (c) by the stockholders having general voting rights.

    SECTION 5.06 EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a corporate agent in connection with a proceeding may be paid the Company in advance of the final disposition of the proceeding if authorized in the manner provided in
Section 5.05 upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in this Article.

    SECTION 5.07 RIGHTS NOT EXCLUSIVE. The indemnification provided by this Article shall not exclude any other rights to which a corporate agent may be entitled under the Certificate of Incorporation, these Bylaws or any agreement, vote of stockholders or otherwise.

                                   ARTICLE VI
                                   AMENDMENTS

    These Bylaws may be altered, amended or repealed by the Board of Directors.